UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   December 1, 2010

EQUIFAX INC.
(Exact name of registrant as specified in Charter)

Georgia	001-06605	58-0401110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W., Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (404) 885-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective December 1, 2010, the Board of Directors of Equifax Inc. (the "Company") amended the Company's Amended and Restated Bylaws (the "Bylaws").  As a result of the amendments, in Section 2.14, “Presiding Director,” the powers and duties of the Presiding Director were clarified.  In addition, Section 3.1, “Standing Committees and Memberships,” was amended to update the current list of Committees of the Board of Directors.

The foregoing summary of the changes effected by the Bylaw amendments is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, as amended December 1, 2010, a copy of which marked to show the foregoing amendments is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

3.1	Equifax Inc. Amended and Restated Bylaws, as amended through December 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

	By:	/s/Kent E. Mast
	Name:	Kent E. Mast
	Title:	Corporate Vice President and
Chief Legal Officer

Date: December 1, 2010

Exhibit Index

The following exhibit is being filed with this report:

Exhibit No.	Description

3.1	Equifax Inc. Amended and Restated Bylaws, as amended through December 1, 2010.